EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-28253 on Form S-8, and the prospectus related thereto, of our report dated June 21, 2000 appearing in this Annual Report on Form 11-K of the PanAmSat Corporation Retirement Savings Plan for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP

June 21, 2000
Stamford, Connecticut